Exhibit 99.1

Contact:	Michael Mitchell
Executive Director, Corporate Affairs
The Medicines Company
973-656-1616
investor.relations@themedco.com

FOR IMMEDIATE RELEASE:

THE MEDICINES COMPANY REPORTS FOURTH QUARTER AND FULL YEAR 2006 FINANCIAL RESULTS

Angiomax® (bivalirudin) sales growth drives net revenues above top end of guidance range

Earnings performance exceeds guidance

Cleviprex™ (clevidipine) safety trials completed, cangrelor trials on track

PARSIPPANY, NJ — February 14, 2007 — The Medicines Company (NASDAQ: MDCO) today announced its financial results for the fourth quarter and full year 2006. Full year 2006 revenue of $214 million exceeded the upper end of the Company’s guidance of $205 to $212 million. The Company reported fully diluted earnings per share for the year of $1.25, including a tax benefit provided for by FAS 109 under U.S. generally accepted accounting principles (GAAP). Excluding this tax benefit, the Company had non-GAAP earnings per share of $0.34, exceeding the Company’s forecasted range of $0.28 to $0.32 per share.

Additional financial highlights:

•                  Net revenues increased to $60.4 million for the fourth quarter 2006, compared with $32.1 million for the fourth quarter of 2005. For the full year 2006, net revenues increased to $214.0 million, from $150.2 million for the full year 2005.

•                  Net income was $54.3 million for the fourth quarter 2006, compared to a net loss of $5.1 million for the fourth quarter 2005.  Net income was $63.7 million for the full year 2006, compared to a net loss of $7.8 million for the full year 2005.  Net income results for the fourth quarter 2006 and the full year 2006 included an income tax benefit of $46.4 million and $46.1 million, respectively.

•                  Net income results for the full year 2006 include $8.5 million of stock-based compensation expense required by FAS 123R.  Excluding the benefit for income taxes required by FAS 109 and the expense of stock-based compensation required by FAS 123R, non-GAAP net income was $10.1 million for the fourth quarter 2006, compared to a net loss of $5.1 million for the fourth quarter 2005.  For the full year 2006, non-GAAP net income, excluding the same items noted above, was $25.6 million, compared to a net loss of $7.8 million for the full year 2005.

Reconciliations between GAAP and non-GAAP net income for the full years 2006 and 2005 and the fourth quarters of 2006 and 2005 are provided in the following table:

(in millions)	Reported GAAP Net Income (Loss)	Benefit from Income Taxes Required by FAS 109	Non-GAAP Net Income (Loss) excluding FAS 109 Tax Benefit	FAS 123R Stock- Based Compensation Expense	Non-GAAP Net Income (Loss) excluding FAS 109 Tax Benefit and FAS 123R Stock-Based Compensation Expense
FY 2006	$63.7	$46.6	$17.1	$8.5	$25.6
FY 2005	$(7.8)	$—	$(7.8)	$—	$(7.8)
Q4 2006	$54.3	$46.6	$7.7	$2.4	$10.1
Q4 2005	$(5.1)	$—	$(5.1)	$—	$(5.1)

Note: Amounts may not sum due to rounding.

Reconciliations between GAAP and non-GAAP fully diluted earnings per share (EPS) for the full years 2006 and 2005 and the fourth quarters of 2006 and 2005 are provided in the following table:

(per share)	Reported GAAP Net Income (Loss)	Benefit from Income Taxes Required by FAS 109	Non-GAAP Net Income (Loss) excluding FAS 109 Tax Benefit	FAS 123R Stock- Based Compensation Expense	Non-GAAP Net Income (Loss) excluding FAS 109 Tax Benefit and FAS 123R Stock-Based Compensation Expense
FY 2006	$1.25	$0.91	$0.34	$0.17	$0.50
FY 2005	$(0.16)	$—	$(0.16)	$—	$(0.16)
Q4 2006	$1.04	$0.89	$0.15	$0.05	$0.20
Q4 2005	$(0.10)	$—	$(0.10)	$—	$(0.10)

Note: Amounts may not sum due to rounding.

The Company believes that presenting the non-GAAP information contained in the financial tables and in this press release assists investors and others in gaining a better understanding of the Company’s core operating results and future prospects, especially when comparing such results to previous periods, expected growth rates or forecasted guidance, particularly as related to both stock based compensation expense and the recognition of the income tax benefit.  Management uses this non-GAAP information, in addition to the GAAP information, as the basis for measuring the Company’s core operating performance and comparing such performance to that of prior periods and to the performance of its competitors. Such measures are also used by management in its financial and operating decision-making. Non-GAAP information is not meant to be considered superior to or a substitute for the Company’s results of operations prepared in accordance with GAAP. A reconciliation of GAAP results with non-GAAP results may be found in the attached financial tables.

“In 2006, we took major steps forward in advancing our acute care hospital franchise by achieving key goals with each of our three brands,” said John Kelley, President and Chief Operating Officer. “We exceeded the sales goal for Angiomax, we completed the Phase III safety trials of Cleviprex™ (clevidipine), our novel blood pressure control agent, and we started both Phase III trials for cangrelor, our novel antiplatelet therapy.”

Glenn Sblendorio, Executive Vice President and Chief Financial Officer of The Medicines Company,

stated, “The Medicines Company achieved record sales in 2006 as Angiomax continues to grow.  With this growth we achieved profits that beat our goals.  We expect continued growth in both revenues and operating earnings into 2007.”

The Medicines Company is providing 2007 guidance as follows.  The Company expects:

-                    Net revenues of $276 million to $286 million

-                    Cost of revenues of 25% to 26%

-                    Sales, general and administrative expenses of $88 million to $92 million ($101 million to $106 million including stock based compensation as noted below)

-                    Research and development expenses of $77 million to $81 million ($80 million to $84 million including stock based compensation as noted below)

-                    Total stock based compensation expense of $16 to $17 million, of which approximately 80% is added to the SG&A guidance above and approximately 20% is added to the R&D guidance above

-                    Investment income of $10 million to $12 million

-                    Effective tax rate between 35% and 38%

-                    GAAP net income of between $22 and $25 million

-                    Excluding anticipated stock based compensation expense of $16 to $17 million and anticipated non-cash income tax provisions of $13 to $14 million, non-GAAP net income of between $51 and $56 million for 2007.

There will be a conference call with management today at 8:30 A.M. ET to discuss financial results, guidance, outlook and operational developments. The conference call will be available via phone and webcast.  The webcast can be accessed at The Medicines Company website at www.themedicinescompany.com

The dial in information is listed below:
Domestic Dial In:	800-967-7185
International Dial In:	719-457-2634

Replay is available from 11:30 am Eastern Time following the conference call through March 7, 2007.  To hear a replay of the call dial 888-203-1112 (domestic) and 719-457-0820 (international).  Passcode for both dial in numbers is 9117488.

MDCO-F

About The Medicines Company: The Medicines Company is committed to delivering innovative, cost-effective acute care hospital products in the worldwide hospital marketplace.  The Company markets Angiomax® (bivalirudin) in the U.S. and other countries for use in patients undergoing coronary angioplasty, a procedure to clear restricted blood flow in arteries around the heart.  The Company also has two products in late-stage development, Cleviprex™ (clevidipine) and cangrelor. The Company’s website is http://www.themedicinescompany.com.

Statements contained in this press release about The Medicines Company that are not purely historical, and all other statements that are not purely historical, may be deemed to be forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. Without limiting the foregoing, the words “believes,” “anticipates” and “expects” and similar expressions are intended to identify forward-looking statements. These forward-looking statements involve known and unknown risks and uncertainties that may cause the Company’s actual results, levels of activity, performance or achievements to be materially different from those expressed or implied by these forward-looking statements.  Important factors that may cause or contribute to such differences include whether we are successful in extending the term of the patent, the extent of the commercial success of Angiomax, the impact of FAS 123R on our future financial results, whether the Company’s products will advance in the clinical trials process, whether the Company’s product candidates will receive approvals from regulatory agencies, and such other factors as are set forth in the risk factors detailed from time to time in the Company’s periodic reports and registration statements filed with the

Securities and Exchange Commission including, without limitation, the risk factors detailed in the Company’s prospectus supplement filed on January 16, 2007, which are incorporated herein by reference. The Company specifically disclaims any obligation to update these forward-looking statements

The Medicines Company

Consolidated Statements of Operations

(in thousands, except per share data)	Three months ended December 31,
(unaudited)	2006	2005

Net revenue	$60,357	$32,120

Operating expenses:
Cost of revenue	13,521	7,061
Research and development	19,143	12,960
Selling, general and administrative	22,300	18,527
Total operating expenses	54,964	38,548

Income from operations	5,393	(6,428)

Other income	2,412	1,314

Income/(loss) before income taxes	7,805	(5,114)

Provision for income taxes	46,449	4

Net income/(loss)	$54,254	$(5,110)

Basic earnings/(loss) per common share	$1.07	$(0.10)
Shares used in computing basic earnings/(loss) per common share	50,847	49,720

Diluted earnings/(loss) per common share	$1.04	$(0.10)
Shares used in computing diluted earnings/(loss) per common share	52,173	49,720

The Medicines Company

Consolidated Statements of Operations

(in thousands, except per share data)	Year to Date December 31,
(unaudited)	2006	2005

Net revenue	$213,952	$150,207

Operating expenses:
Cost of revenue	51,812	34,762
Research and development	63,536	64,389
Selling, general and administrative	88,265	63,053
Total operating expenses	203,613	162,204

Income/(loss) from operations	10,339	(11,997)

Other income	7,320	4,344

Income/(loss) before income taxes	17,659	(7,653)

Provision for income taxes	46,068	(100)

Net income/(loss)	$63,727	$(7,753)

Basic earnings/(loss) per common share	$1.27	$(0.16)

Shares used in computing basic earnings/(loss) per common share	50,300	49,443

Diluted earnings/(loss) per common share	$1.25	$(0.16)
Shares used in computing diluted earnings/(loss) per common share	51,034	49,443

The Medicines Company

Condensed Consolidated Balance Sheets

	Year Ended December 31,	Year Ended December 31,
(in thousands)	2006	2005
(unaudited)

ASSETS
Cash, cash equivalents, available for sales securities	$196,817	$140,089
Accrued interest receivable	1,414	922
Accounts receivable, net	21,504	14,611
Inventories	41,628	47,985
Prepaid expenses and other current assets	12,963	971
Total current assets	274,326	204,578

Fixed assets, net	3,071	3,990
Other assets	41,171	139
Total assets	$318,568	$208,707

LIABILITIES AND STOCKHOLDER’S EQUITY
Current liabilities	$45,803	$34,666
Deferred revenue	2,814	3,142
Stockholders’ equity	269,951	170,899
Total liabilities and stockholders’ equity	$318,568	$208,707

The Medicines Company
Reconciliation of GAAP to non-GAAP Measures
(All amounts in thousands, except per share)
(Unaudited)

	Quarter Ended December 31,
	2006
	GAAP(1)	Tax Benefit Adjustment		Non-GAAP Income After Tax Benefit Adjustment	SFAS 123R Adjustment		After Tax Benefit and SFAS 123R Adjustment Net Income
Net revenue	$60,357	$—		$60,357	$—		$60,357

Costs and expenses:
Cost of revenue	13,521			13,521	(71	)(2)	13,450
Research and development	19,143			19,143	(474	)(2)	18,669
Sellling, general and administrative	22,300			22,300	(1,821	)(2)	20,479
Total costs and expenses	54,964	—		54,964	(2,366)		52,598

Income from operations	5,393	—		5,393	2,366		7,759

Other income	2,412	—		2,412	—		2,412
Income before income taxes	7,805	—		7,805	2,366		10,171
Provision for income taxes	46,449	46,560	(3)	(111)			(111
Net income	54,254	46,560		7,694	2,366		10,060

Basic earnings per common share	$1.07	$0.92		$0.15	$0.05		$0.20

Shares used in computing basic earnings/(loss) per common share	50,847	50,847		50,847	50,847		50,847

Diluted earnings per common share	$1.04	$0.89		$0.15	$0.05		$0.19

Weighted average common shares outstanding	52,173	52,173		52,173	52,173		52,173

(1)             GAAP Results

(2)             Non-cash stock compensation expense

(3)             Tax benefit recorded for reduction of valuation allowance in fourth quarter

(4)             Non-GAAP Results

The Medicines Company
Reconciliation of GAAP to non-GAAP Measures
(All amounts in thousands, except per share)
(Unaudited)

	Twelve Months Ended December 31,
	2006
	GAAP(1)	Tax Benefit Adjustment	Non-GAAP Income After Tax Benefit Adjustment	SFAS 123R Adjustment		After Tax Benefit and SFAS 123R Adjustment Net Income
Net revenue	$213,952		$213,952	$—		$213,952

Costs and expenses:
Cost of revenue	51,812		51,812	(304	(2)	51,508
Research and development	63,536		63,536	(1,474	(2)	62,062
Sellling, general and administrative	88,265		88,265	(6,667	(2)	81,598
Total costs and expenses	203,613	—	203,613	(8,445)		195,168

Income from operations	10,339	—	10,339	8,445		18,784

Other income	7,320		7,320	—		7,320
Income before income taxes	17,659	—	17,659	8,445		26,104
Provision for income taxes	46,068	46,560(3)	(492)			(492)
Net income	63,727	46,560	17,167	8,445		25,612

Basic earnings per common share	$1.27	$0.93	$0.34	$0.17		$0.51

Shares used in computing basic earnings/(loss) per common share	50,300	50,300	50,300	50,300		50,300

Diluted earnings per common share	$1.25	$0.91	$0.34	$0.17		$0.50

Weighted average common shares outstanding	51,034	51,034	51,034	51,034		51,034

(1)             GAAP Results

(2)             Non-cash stock compensation expense

(3)             Tax benefit recorded for reduction of valuation allowance in fourth quarter

(4)             Non-GAAP Results

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